EXHIBIT 4.1.2


                           AMERICAN INFLATABLES, INC.

                       CERTIFICATE OF OWNERSHIP AND MERGER
                           OF WHOLLY-OWNED SUBSIDIARY
                             PURSUANT TO SECTION 253
                      OF THE DELAWARE GENERAL CORPORATE LAW

         American Inflatables, Inc. (the "Corporation") pursuant to authority conferred on the Board of Directors of the Corporation by Section 253 of the Delaware General Corporation Law, hereby certifies as follows:

         1. That the Corporation owns 100% of the issued and outstanding shares of American Sports Development Group, Inc., a Delaware corporation; and

         2. That the Board of Directors of the Corporation adopted by unanimous written consent on June 18, 2002, the resolutions attached hereto merging ASDG with and into the Corporation pursuant to Section 253 of the Delaware General Corporation Law; that the Corporation is the surviving entity in such merger and that the name of the Corporation is changed to "American Sports Development Group, Inc." as a result of such merger.

         IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed by its duly appointed President and attested by its duly appointed Secretary as of the date set forth below.


Date:  June 18, 2002                          AMERICAN INFLATEBLES, INC.


Attest:  /s/ Douglas L. Brown                 By: /s/ William R. Fairbanks
        -------------------------------       -------------------------------
         Douglas L. Brown, Secretary          William R. Fairbanks, President

                    RESOLUTIONS BY UNANIMOUS WRITTEN CONSENT
                          OF THE BOARD OF DIRECTORS OF
                           AMERICAN INFLATABLES, INC.

                       MERGING ITS WHOLLY-OWNED SUBSIDIARY
                     AMERICAN SPORTS DEVELOPMENT GROUP, INC.
                    INTO THE COMPANY PURSUANT TO SECTION 253
                     OF THE DELAWARE GENERAL CORPORATION LAW

         The undersigned, constituting all of the members of the Board of Directors (the "Board") of American Inflatables, Inc., a Delaware corporation (the "Company") hereby adopt the following resolutions by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law (the "DGCL") waiving any and all requirement of notice and a meeting to be effective as of June 18, 2002:

         WHEREAS, the Company own 100% of the issued and outstanding stock of American Sports Development Group, Inc., a Delaware corporation ("ASDG"); and

         WHEREAS, the Board believes that it is in the best interest of the Company and its shareholders to merge ASDG with and into the Company pursuant to
Section 253 of the DGCL with the Company as the surviving corporation and changing the Company's name to "American Sports Development Group, Inc.";

         NOW THEREFORE, be it resolved as follows:

         RESOLVED, that ASDG is hereby merged with and into the Company (the "Merger") effective immediately upon filing with the Delaware Secretary of State of the certificate required by Section 253(a) of the DGCL setting forth a copy of these resolutions;

         RESOLVED, that the Company shall be the surviving corporation in the Merger;

         RESOLVED, that the name of the Company shall be changed to "American Sports Development Group, Inc." in connection with and as a result of the Merger as contemplated in Section 253(b) of the DGCL;

         RESOLVED, that as a result of the Merger, no stock of the Company shall be issued and all of the issued and outstanding stock of ASDG shall be cancelled and cease to exist;

         RESOLVED, that the officers of the Company, and each of them individually, are hereby authorized to take such actions and execute and deliver such documents on behalf of the Company as any such officers deems necessary or desirable in order to further the purposes of the foregoing resolutions, including without limitation the execution and delivery to the Delaware Secretary of State for filing of the certificate contemplated in Section 253(a) of the DGCL;

         RESOLVED, that all actions taken prior to the date of these resolutions in furtherance of the purposes of these resolutions are hereby affirmed, approved, adopted and ratified in all respects.

         These resolutions may be executed in multiple counterparts, each of which shall constitute an original and each of which may bear the signature(s) of one or more of the members of the Board, but which together shall constitute but a single instrument.

         IN WITNESS WHEREOF, the members of the Board have set their signatures below.

THE BOARD OF DIRECTORS
AMERICAN INFLATABLES, INC.


/s/ William R. Fairbanks                  /s/ Douglas L. Brown
----------------------------------------  ------------------------
William R. Fairbanks                      Douglas L. Brown